                                                           Exhibit h(i)(11)


                                    AMENDMENT
                                       TO
                MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION
                                    AGREEMENT

     This amendment (the "Amendment") to Master Fund Sub-Accounting and Sub-Administration Agreement is made as of the 27th day of September, 2006 by and between New York Life Investment Management LLC ("NYLIM") and Investors Bank & Trust Company ("Bank").

     WHEREAS, NYLIM and Bank have entered into a Master Fund Sub-Accounting and Sub-Administration Agreement (the "Agreement") dated as of June 30, 2005; and

     WHEREAS, each of NYLIM and Bank wish to amend Appendix A in order to add ICAP Funds, Inc. and its series as covered parties to the Agreement.

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Appendix A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT
LLC


By: /s/ Brian A. Murdock
    ---------------------------------
Name: Brian A. Murdock
Title: President and Chief Executive
       Officer


INVESTORS BANK & TRUST COMPANY


By: /s/ Stephen DeSalvo
    ---------------------------------
Name: Stephen DeSalvo
Title: Managing Director

                                   APPENDIX A
                                     TO THE
           MASTER FUND SUB-ACCOUNTING AND SUB-ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                     NEW YORK LIFE INVESTMENT MANAGEMENT LLC
                                       AND
                         INVESTORS BANK & TRUST COMPANY
                           (AS OF SEPTEMBER 27, 2006)

FUND                            PORTFOLIO
----                            ---------
THE MAINSTAY FUNDS              Capital Appreciation Fund
                                Common Stock Fund
                                Convertible Fund
                                Diversified Income Fund
                                Equity Index Fund
                                Global High Income Fund
                                Government Fund
                                High Yield Corporate Bond Fund
                                International Equity Fund
                                Large Cap Growth Fund
                                MAP Fund
                                Mid Cap Growth Fund
                                Mid Cap Value Fund
                                Money Market Fund
                                Small Cap Growth Fund
                                Small Cap Value Fund
                                Tax Free Bond Fund
                                Total Return Fund
                                Value Fund

ECLIPSE FUNDS                   Mid Cap Opportunity Fund
                                Small Cap Opportunity Fund
                                Balanced Fund

ECLIPSE FUNDS INC.              All Cap Growth Fund
                                All Cap Value Fund
                                Cash Reserves Fund
                                Conservative Allocation Fund
                                Floating Rate Fund
                                Growth Allocation Fund
                                Growth Equity Fund
                                Income Manager Fund
                                Indexed Bond Fund
                                Intermediate Term Bond Fund
                                Large Cap Opportunity Fund (as of July 29, 2005)
                                Moderate Allocation Fund
                                Moderate Growth Allocation Fund
                                S&P 500 Index Fund
                                Short Term Bond Fund

FUND                            PORTFOLIO
----                            ---------
ICAP FUNDS, INC.                MainStay ICAP Equity Fund
                                MainStay ICAP Select Equity Fund
                                MainStay ICAP International Fund

MAINSTAY VP SERIES FUND, INC.   Balanced Portfolio
                                Basic Value Portfolio
                                Bond Portfolio
                                Capital Appreciation Portfolio
                                Cash Management Portfolio
                                Common Stock Portfolio
                                Conservative Allocation Portfolio
                                Convertible Portfolio
                                Developing Growth Portfolio
                                Floating Rate Portfolio
                                Government Portfolio
                                Growth Allocation Portfolio
                                High Yield Corporate Bond Portfolio
                                Income and Growth Portfolio
                                International Equity Portfolio
                                Large Cap Growth Portfolio
                                Mid Cap Core Portfolio
                                Mid Cap Growth Portfolio
                                Mid Cap Value Portfolio
                                Moderate Allocation Portfolio
                                Moderate Growth Allocation Portfolio
                                S&P 500 Index Portfolio
                                Small Cap Growth Portfolio
                                Total Return Portfolio
                                Value Portfolio

MCMORGAN FUNDS                  Balanced Fund
                                Equity Investment Fund
                                Fixed Income Fund
                                High Yield Fund
                                Intermediate Fixed Income Fund
                                Principal Preservation Fund